Exhibit 10.1

Agreement by and between David R. Koos and Entest BioMedical Inc. (“Agreement”)

WHEREAS, Entest BioMedical, Inc. (“ENTB”), a Nevada Corporation, wishes to  secure the services of David R. Koos (“Koos”) as  ENTB’s  President and Chief Executive Officer (“CEO”)

THEREFORE, it is agreed as follows:

As consideration for entering into this Agreement, Koos shall be issued 2,000,000 of ENTB’s Common Stock (“Stock”) under the following terms and conditions:

A)	In the event that Koos voluntarily resigns as either President or CEO of ENTB prior to a date that is six months from issuance (“Vesting Date”) the Stock shall be returned to the Corporation.

B)	Koos will not offer to sell, sell, transfer, pledge or otherwise dispose of the Bonus Shares prior to the Vesting Date

The terms and conditions of this Agreement shall be governed by and construed in accordance with the laws of the State of California. Any action to enforce this Agreement shall be brought in the state courts located in San Diego County, State of California.

AGREED TO BY:

ENTB	KOOS

By: /s/David R. Koos	/s/David R. Koos

Name: David R. Koos
Its: Chairman & CEO

Date: August 8, 2009	Date: August 8, 2009